As filed with the Securities and Exchange Commission on June 21, 1999.
                                                   Registration No._____________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ----------------------------

                                PREMIUMWEAR, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                             41-0429620
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                5500 FELTL ROAD, MINNETONKA, MINNESOTA 55343-7902
              (Address of Principal Executive Offices and zip code)

                          ----------------------------

                                PREMIUMWEAR, INC.
                                 1999 STOCK PLAN

                            (Full title of the Plan)

                          ----------------------------

                                Thomas D. Gleason
                             Chief Executive Officer
                                PremiumWear, Inc.
                                 5500 Feltl Road
                        Minnetonka, Minnesota 55343-7902
                                 (612) 979-1700

 (Name, address and telephone number, including area code, of agent for service)


                                    Copy to:
                              John R. Houston, Esq.
                           Lindquist & Vennum P.L.L.P.
                                 4200 IDS Center
                          Minneapolis, Minnesota 55402
                                 (612) 371-3211

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                          Proposed       Proposed
Title of                  Maximum        Maximum
Securities                 Amount        Offering      Aggregate
to be                       to be          Price        Offering    Registration
Registered               Registered     Per Share(1)    Price(1)        Fee

--------------------------------------------------------------------------------

Common Stock,          120,000 shares     $5.375        $645,000       $179.31
$.01 par value,
to be issued pursuant
to the PremiumWear,
Inc. 1999 Stock Plan
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on June 17, 1999 as reported on the New York Stock Exchange.


                                     PART I

         Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                     PART II

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

         (a) The Annual Report of the Company on Form 10-K for the fiscal year ended January 2, 1999.

         (b) The Quarterly Report of the Company on Form 10-Q for the quarter ended April 3, 1999.

         (c) The description of the Company's common stock, preferred stock and preferred share purchase rights as set forth in the Company's Form 8-A Registration Statements filed with the Commission on October 15, 1991 and September 22, 1997.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.


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


Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

John R. Houston, a partner in the firm of Lindquist & Vennum P.L.L.P., serves as the Secretary of the Company.

Item 6.  Indemnification of Directors and Officers.

         The Company's Bylaws and the statutes of the State of Delaware require the Company to indemnify any director or officer of the Company or any person serving as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other plan at the request of the Company, who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against particular liabilities and expenses incurred in connection with the action, suit or proceeding, except where these people have not acted in good faith or did not reasonably believe that the conduct was in our best interests.

         Insofar as indemnification to the Company's directors, officers or other persons controlling the Company for liabilities arising under the Securities Act of 1933, as amended, may be permitted under the provisions of the Company's Bylaws and the statutes of the State of Delaware, the Company has been informed by the Securities and Exchange Commission, that this type of indemnification is against public policy and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit

         4(a) The PremiumWear, Inc. 1999 Stock Plan (incorporated by reference from Exhibit 10(c) to the Registrant's Form 10-K for the year ended January 2, 1999).

         5(a)     Opinion and consent of Lindquist & Vennum P.L.L.P.

         23(a)    Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit
                  5(a))

         23(b) Consent of Arthur Andersen LLP, independent public accountants of PremiumWear, Inc.

         24       Power of Attorney (included on signature page)

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:


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


         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on June 21, 1999.

                                 PREMIUMWEAR, INC.


                                 By  /s/ James S. Bury
                                    --------------------------------------------
                                         James S. Bury, Vice President - Finance

                                POWER OF ATTORNEY

         The undersigned officers and directors of PremiumWear, Inc. hereby constitute and appoint John R. Houston with power to act, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                  Title                       Date
---------                                  -----                       ----

/S/ THOMAS D. GLEASON       Chairman and Chief Executive Officer   June 9, 1999
-------------------------   (Principal Executive Officer)
Thomas D. Gleason           and Director


/S/ JAMES S. BURY           V. P. of Finance                       June 17, 1999
-------------------------   (Principal Accounting Officer)
James S. Bury


/S/ C. DEREK ANDERSON       Director                               June 9, 1999
-------------------------
C. Derek Anderson


/S/ KEITH A. BENSON         Director                               June 10, 1999
-------------------------
Keith A. Benson

/S/ ALAN W. KOSLOFF         Director                               June 14, 1999
-------------------------
Alan W. Kosloff


/S/ GERALD E. MAGNUSON      Director                               June 10, 1999
-------------------------
Gerald E. Magnuson


/S/ MARK B. VITTERT         Director                               June 10, 1999
-------------------------
Mark B. Vittert


                            Director                               June __, 1999
-------------------------
Timothy C. Klouda


                            Director                               June __, 1999
-------------------------
David E. Berg


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